Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE

This First Supplemental Indenture, dated as of February 9, 2005 (this “Supplemental Indenture”), is made by and among Mrs. Fields Famous Brands, LLC, a Delaware limited liability company (the “Company”), Mrs. Fields Financing Company, Inc., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), the Guarantors (as defined in the Indenture referred to below) and The Bank of New York, a New York banking corporation, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuers and the Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of March 16, 2004 (the “Indenture”), providing for the issuance of 11-1/2% Senior Secured Notes due 2011 and 9% Senior Secured Notes due 2011 (collectively, the “Notes”);

WHEREAS, the Issuers and the Guarantors desire to amend the provisions of the Indenture as set forth herein in order to cure ambiguities contained therein and to make certain changes not adversely affecting the legal rights of the holders of the Notes;

WHEREAS, pursuant to Section 9.01 of the Indenture, the Issuers and the Guarantors may amend, modify, waive or supplement provisions of the Indenture without the consent of the holders of the Notes to such amendments, in order to cure any ambiguity, defect or inconsistency contained therein and to make certain changes not adversely affecting the legal rights of the holders of the Notes; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which hereby is acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.                                       Capitalized Terms.  Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Indenture.

2.                                       Amendments.  The Indenture is hereby amended in the following respects:

(a)                                  Section 4.23 of the Indenture is hereby amended by deleting the final paragraph of such Section.

(b)                                 The second sentence of Section 12.03(b) is hereby amended to read as follows:

“Except as provided by Section 12.04 below, to the extent applicable, the Issuers and the Guarantors shall comply with TIA Section 314(d) relating to the release of property from the security interests created by this Indenture and the Collateral Agreements.”

(c)                                  Section 12.03(d) of the Indenture is hereby amended by deleting the first sentence of such Section.

(d)                                 The first sentence of Section 12.04(a) of the Indenture is hereby amended to read as follows:

“In the case of transactions permitted by Section 12.04(c) hereof, the Issuers and the Guarantors shall deliver to the Trustee, within 15 days after the end of each of the six-month periods ended on June 30 and December 31 in each year, an Officers’ Certificate to the effect that all transactions effected pursuant to Section 12.04(c) hereof during the preceding six-month period were made in the ordinary course of business and that all proceeds therefrom were used by the Issuers and the Guarantors as permitted herein.”

(e)                                  Section 12.04(b) of the Indenture is hereby amended to read as follows:

“The fair value of Collateral released from the Liens granted under the Collateral Agreements pursuant to Section 12.04(c) hereof shall not be considered in determining whether the aggregate fair value of Collateral released from the Liens granted under the Collateral Agreements in any calendar year exceeds the 10% threshold specified in Section 314(d)(1) of the TIA; provided that the Issuers’ and the Guarantors’ right to rely on this sentence at any time is conditioned upon the Issuers and the Guarantors having furnished to the Trustee all certificates described in Section 12.04(a) hereof that were required to be furnished to the Trustee at or prior to such time.”

(f)                                    The lead-in sentence to the subparagraphs of Section 12.04(c) of the Indenture is hereby amended to read as follows:

“(c)  As long as the Issuers and the Guarantors are in compliance with the provisions of Section 12.04(a) hereof, the Issuers and the Guarantors may, pursuant to and in accordance with this Indenture and the Collateral Agreements, without requesting the release or consent of the Trustee:”

(g)                                 Section 12.04(c)(iii) of the Indenture is hereby amended to read as follows:

“[intentionally omitted];”

(h)                                 Section 12.04(c)(vi) of the Indenture is hereby amended to read as follows:

“(vi)  make cash payments (including for the scheduled repayment of Indebtedness) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by this Indenture or any Collateral Agreement.”

(i)                                     Section 12.04(d) of the Indenture is hereby amended to read as follows:

“(d)  To the extent the Issuers and the Guarantors have not complied with Section 12.04(a) hereof, neither the Issuers nor the Guarantors shall dispose of or transfer (by lease, assignment, sale or otherwise), in any transaction or any series of related transactions, Collateral pursuant to the provisions of Section 12.04(c) hereof without requesting the release or consent of the Trustee and delivering to the Trustee any required certificates or opinions.”

3.                                       NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4.                                       Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

5.                                       Effect of Headings.  The section headings herein are for convenience only and shall not affect the construction hereof.

6.                                       The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

7.                                       Ratification of the Indenture; Supplemental Indenture Part of Indenture; No Conflict with Trust Indenture Act.  Except as expressly supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.  In the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this Supplemental Indenture, then the terms and conditions of this Supplemental Indenture shall prevail.  If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision of this Supplemental Indenture or the Indenture that is required to be included by the

Trust Indenture Act of 1939 as in force at the date hereof, the provision required by the Trust Indenture Act of 1939 shall control.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

MRS. FIELDS FAMOUS BRANDS, INC.

By:	/s/ Michael R. Ward
Name:	Michael R. Ward
Title:	Executive Vice President

MRS. FIELDS FINANCING COMPANY, INC.

By:	/s/ Michael R. Ward
Name:	Michael R. Ward
Title:	Executive Vice President

GREAT AMERICAN COOKIE COMPANY FRANCHISING, LLC

By:	/s/ Michael R. Ward
Name:	Michael R. Ward
Title:	Executive Vice President

MRS. FIELDS FRANCHISING, INC.

By:	/s/ Michael R. Ward
Name:	Michael R. Ward
Title:	Executive Vice President

PRETZEL TIME FRANCHISING, LLC

By:	/s/ Michael R. Ward
Name:	Michael R. Ward
Title:	Executive Vice President

PRETZELMAKER FRANCHISING, LLC

By:	/s/ Michael R. Ward
Name:	Michael R. Ward
Title:	Executive Vice President

TCBY SYSTEMS, LLC

By:	/s/ Michael R. Ward
Name:	Michael R. Ward
Title:	Executive Vice President

MRS. FIELDS GIFTS, INC.

By:	/s/ Michael R. Ward
Name:	Michael R. Ward
Title:	Executive Vice President

THE MRS. FIELDS’ BRAND, INC.

By:	/s/ Michael R. Ward
Name:	Michael R. Ward
Title:	Executive Vice President

GREAT AMERICAN MANUFACTURING, LLC

By:	/s/ Michael R. Ward
Name:	Michael R. Ward
Title:	Executive Vice President

MRS. FIELDS COOKIES AUSTRALIA

By:	/s/ Michael R. Ward
Name:	Michael R. Ward
Title:	Executive Vice President

TCBY INTERNATIONAL, INC.

By:	/s/ Michael R. Ward
Name:	Michael R. Ward
Title:	Executive Vice President

TCBY OF TEXAS, INC.

By:	/s/ Michael R. Ward
Name:	Michael R. Ward
Title:	Executive Vice President

THE BANK OF NEW YORK, as Trustee

By:	/s/ Daren M. DiNicola
Name:	Daren M. DiNicola
Title:	Authorized Signatory